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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement No. 33-80021 of Nextel Communications, Inc. on Form S-4 of our report dated March 20, 1997, except for
Note 13, as to which the date is March 27, 1997, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1996, and to the references to us under the headings "Summary Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

McLean, Virginia
October 6, 1997